EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 48 to the Registration Statement (File Nos. 33-34502 and 811-6102) (the “Registration Statement”) of MFS Series Trust VI (the “Trust”), of my opinion dated February 27, 2018, appearing in Post-Effective Amendment No. 46 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 27, 2018.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Vice President and Senior Counsel

Boston, Massachusetts
February 27, 2019